CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-85834) pertaining to Children’s Place Retail Stores, Inc. of our report dated June 28, 2007, with respect to the financial statements and supplemental schedules of The Children’s Place 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Amper, Politziner & Mattia, P.C.

Edison, New Jersey
June 28, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-85834 on Form S-8 of our report dated June 28, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph that the effects of the adjustments to retrospectively apply the change in accounting discussed in Note 2 to the financial statements were audited by other auditors), appearing in this Annual Report on Form 11-K of The Children’s Place 401(k) Savings Plan for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
June 29, 2007